UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2006

AMERICAN POWER CONVERSION CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	1-12432	04-2722013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Fairgrounds Road, West Kingston, Rhode Island 02892
(Address of principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code: 401-789-5735

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of May 24, 2006, American Power Conversion Corporation (the “Company”) entered into a severance agreement with Paul Thomas “Tom” Goldman, Vice President - Global Sales (the “Agreement”), with respect to Mr. Goldman’s departure from the Company as of March 24, 2006. The Agreement provides, among other things, that the Company will (i) pay Mr. Goldman severance pay of $137,500 in ten (10) equal bi-weekly installments and (ii) pay Mr. Goldman’s health insurance premiums for up to five months commencing with April 2006 or until he earlier becomes eligible for health insurance coverage by virtue of alternative employment. In the Agreement, Mr. Goldman releases the Company from claims. The Agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement between American Power Conversion Corporation and Paul Thomas Goldman III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN POWER CONVERSION CORPORATION

Dated: May 26, 2006	By:	/s/ Jeffrey J. Giguere
Jeffrey J. Giguere,
Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement between American Power Conversion Corporation and Paul Thomas Goldman III.